Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hoops Scouting USA (the “Company”) on Form 10-Q for the period ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jamie Oei, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 30, 2021	By:	/s/ Jamie Oei
Jamie Oei - Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer